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                                                                  EXHIBIT 10(dd)


                                   AGREEMENT

                 THIS AGREEMENT (this "Agreement") entered into this 15th day of February, 1996, by and among American Exploration Company, a Delaware corporation ("AX"), American Exploration Production Company, a Texas corporation and a wholly-owned subsidiary of AX ("AEPCO," and together with AX, the "American Parties"), NYLIFE Inc., a Delaware corporation ("NYLIFE") and, for the limited purposes described in Paragraph 13 and Paragraph 16, NYLIFE Securities Inc. (for itself and as successor to New York Life Securities Corp.).

                              W I T N E S S E T H:

                 WHEREAS, AEPCO and NYLIFE Equity Inc., a wholly-owned subsidiary of NYLIFE, are general partners in a series of oil and gas partnerships generally known as the "NYLOG" programs or partnerships, a list of which partnerships is set forth on Schedule I attached hereto (the "NYLOG Partnerships"); and

                 WHEREAS, one or more of the American Parties, NYLIFE and certain affiliates of NYLIFE have been named as defendants in three complaints as follows: Billy H. Mancil and Mary M. Mancil v. New York Life Insurance Company, et al., Civil Action No. CV-95-2595 GR, Circuit Court of Montgomery County, Alabama (the "Mancil litigation"); Ann Grimshawe v. New York Life Insurance Company, NYLIFE, Inc., NYLIFE Equity, Inc., NYLIFE Securities, Inc., American Exploration Company and American Exploration Production Company, No. 96-001188, 113th District Court of




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Harris County, Texas (the "Grimshawe litigation"); and Evelyn Shea v. New York
Life Insurance Company, NYLIFE, Inc., NYLIFE Equity, Inc., NYLIFE Securities, Inc., American Exploration Company and American Exploration Production Company, No. 96-001189, 151st District Court of Harris County, Texas (the "Shea litigation" and, together with the Grimshawe litigation and the Mancil litigation, the "NYLOG Litigation"); and

                 WHEREAS, NYLIFE Equity, Inc. and AEPCO are exploring the feasibility of dissolving and liquidating all the NYLOG Partnerships and, in connection therewith, NYLIFE is exploring the possibility of settling the Shea litigation and the Grimshawe litigation; and

                 WHEREAS, the American Parties, on the one hand, and NYLIFE, on the other hand, desire to set forth certain agreements as to certain matters relating to the NYLOG Litigation and the prospective dissolution and liquidation of the NYLOG Partnerships;

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                 1.       INDEMNIFICATION


                          (a)  NYLIFE hereby agrees to indemnify and hold
harmless each of the American Parties, their affiliates, their respective officers, directors, agents, employees and controlling persons (within the meaning of each of Section 20 of the



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Securities Exchange Act of 1934 and Section 15 of the Securities Act of 1933)
(each of the foregoing being hereinafter referred to as an "American Indemnified Person") from and against any and all judgments or settlements entered or reached in the NYLOG Litigation, or subsequent lawsuits by investors in the NYLOG Partnerships that name any American Indemnified Person as a defendant, based on claims and factual allegations substantially similar to those contained in the original complaints filed in the NYLOG Litigation (all of the foregoing being hereinafter collectively referred to as "Indemnified Liabilities").

                          (b)  If claims and factual allegations that are not
Indemnified Liabilities are asserted in the NYLOG Litigation or in one or more later investor lawsuits naming any American Indemnified Person, the indemnification and costs of defense provided under Paragraphs 1(a) and 2 shall continue to be available as to, and only as to, the Indemnified Liabilities asserted therein.

                          (c)  (i) Any issue or dispute between the parties as
to (A) whether claims or allegations made in the NYLOG Litigation or in one or more subsequent lawsuits by investors in the NYLOG Partnerships constitute "Indemnified Liabilities" and (B) the allocation of any judgment, settlement or costs of defense between Indemnified Liabilities and non-Indemnified Liabilities shall first be referred to senior executives of the parties for resolution between them, if possible. Those executives may, if they desire, consult outside experts or a mutually respected disinterested person for assistance in arriving at a resolution.




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                                (ii)     The senior executives also may, if
they desire, agree to undertake mediation and may, if they choose, do so in accordance with the commercial mediation rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated.

                                (iii) Any issue or dispute between the parties
of the type referred to in subparagraph (c)(i) that is not resolved pursuant to this paragraph 1(c) shall be referred to arbitration pursuant to paragraph 9.

                          (d)  NYLIFE shall provide to the American Parties
copies of all papers filed in the NYLOG Litigation or any later investor lawsuit relating to the NYLOG Partnerships that names an American Indemnified Person as a defendant. NYLIFE shall also promptly notify the American Parties whenever it has concluded that a plaintiff in any NYLOG Litigation or any such investor lawsuit is asserting non-Indemnified Liabilities.

                          (e)  During the term of this Agreement, NYLIFE shall
maintain assets sufficient to meet its obligations hereunder. NYLIFE shall provide, on a confidential basis, to the American Parties from time to time such quarterly financial statements of NYLIFE as the American Parties may reasonably request for the purpose of verifying the ability of NYLIFE to meet its obligations hereunder.




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                          (f) If the indemnification of an American Indemnified
Person provided for in this Agreement is finally judicially determined by a court of competent jurisdiction to be unenforceable, then NYLIFE agrees, in lieu of indemnifying such American Indemnified Person, to contribute to the amount paid or payable by such American Indemnified Person such that the aggregate amount paid or payable by the American Indemnified Persons with respect to amounts indemnifiable pursuant to the terms of this Agreement (whether or not held enforceable) does not exceed the obligations imposed on the American Parties pursuant to this Agreement.

                 2.       DEFENSE OF NYLOG LITIGATION.

                          (a)  With respect to the Shea litigation and the
Grimshawe litigation, NYLIFE shall assume the complete defense thereof at its expense, except as otherwise provided herein.

                          (b)  NYLIFE and the American Parties agree that,
except as otherwise provided herein, NYLIFE shall at all times control any and all decisions relating to the defense of the NYLOG Litigation including, but not limited to, any settlement discussions or settlement.

                          (c)  In connection with the Shea litigation and the
Grimshawe litigation, NYLIFE will pay for and, subject to the American Parties' reasonable approval (but without regard to the provisions of any insurance policy), select counsel to represent the American Parties (which counsel may or may not be the same counsel as that selected by NYLIFE to represent NYLIFE). The parties herein acknowledge and




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reaffirm their prior agreement that, in connection with the Mancil litigation, separate counsel will represent NYLIFE and the American Parties, and that NYLIFE will reimburse reasonable attorneys' fees incurred by the American Parties in defending the causes of action currently stated in that complaint, or as it may be amended to assert substantially similar claims and factual allegations. If NYLIFE does not so assume the defense, or pay for the costs of the defense, of any litigation involving Indemnified Liabilities as herein provided, the American Parties shall have the right to assume the defense of the litigation or litigations (as the case may be) at the expense of NYLIFE with counsel chosen by the American Parties. Any American Indemnified Person may at its own expense retain separate counsel, which counsel may consult with NYLIFE in respect to defense of the NYLOG Litigation, although NYLIFE shall continue to control the defense of the NYLOG Litigation.

                          (d)  Notwithstanding the foregoing, if (i) a
plaintiff in the NYLOG Litigation, or in any later investor lawsuit that names an American Party as defendant, asserts non-Indemnified Liabilities and (ii) in the reasonable opinion of counsel to the American Parties the complaint in such litigation or litigations (as the case may be) asserts new allegations or new claims that would make continued joint representation inappropriate, then the American Parties shall have the right to employ separate counsel at their expense and to control the American Parties' defense of the litigation or litigations (as the case may be).





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                          (f)  In the case of the NYLOG Litigation, or any
later investor lawsuit that names an American Party as defendant, in which counsel chosen by NYLIFE is representing an American Party, no settlement shall be agreed to by NYLIFE, and NYLIFE shall not permit any affiliate to agree to any settlement, (i) in which the aggregate, cumulative financial contribution of the American Indemnified Persons would exceed the obligations imposed on the American Parties under this Agreement and under the various NYLOG Partnership agreements as they may be amended, unless the American Parties otherwise agree,
(ii) absent a release of claims at least as broad as that obtained for any other defendant, and (iii) with respect to any settlement of Indemnified Liabilities in a manner that would compromise an American Party's defense to any non-Indemnified Liabilities arising out of the NYLOG Litigation or any other lawsuits by investors in the NYLOG Partnerships that name any American Indemnified Person as a defendant, absent the American Parties' consent.

                 3.       PRESERVATION OF INSURANCE COVERAGE.

                          The parties agree that the American Parties shall
have a period of 15 days from the date hereof to obtain the approval of any insurance carrier which has issued any insurance policy pursuant to the terms of which the American Parties may seek reimbursement of losses or costs which may not be covered by NYLIFE's indemnification pursuant to Paragraphs 1 and 2 above, in order to preserve the American Parties' rights under such policy to the maximum extent possible, including rights to retain and be reimbursed for costs of counsel and rights to coverage for non-Indemnified




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Liabilities.  For purposes of obtaining such approval, the American Parties may present a copy of this Agreement to their insurance broker and to such insurance carrier in strict confidence and in furtherance of the joint defense of the NYLOG Litigation after obtaining the written agreement of the insurance broker and insurance carrier to so regard the existence and terms of this Agreement and to hold this Agreement and its terms in strict confidence.

                 4.       COOPERATION OF PARTIES.

                           (a)  The American Parties hereby agree to provide
full and prompt cooperation to NYLIFE and NYLIFE's counsel in the defense of the NYLOG Litigation. Such obligation shall continue through to the final disposition of all the NYLOG Litigation and shall include, without limitation,
(i) full and complete access to records and materials; (ii) preparing any and all defenses; (iii) analyzing or summarizing records and materials; (iv) preparing for or participating in depositions; (v) participating in settlement negotiations; (vi) providing all necessary consents and approvals to any settlement of the NYLOG Litigation provided that the American Parties shall not be obligated to provide any such consent or approval of a settlement that is not consistent with the provisions of Paragraph 2(f); and (vii) subject to the proviso in clause (vi), full and complete access to, and cooperation from, employees, agents, officers, directors, accountants, attorneys and attorneys-in-fact of the American Parties in connection with the foregoing.





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                          (b)  Notwithstanding the foregoing,  the American
Parties reserve the right to assert the attorney-client privilege with respect to written and oral communications with counsel and may withhold certain correspondence and other documents if in good faith the American Parties, after consultation with their counsel, believe that the assertion of this privilege is well-founded as a matter of law and necessary to preserve the privilege.

                          (c)  The American Parties agree to hold all
information about the NYLOG Litigation, including without limitation any settlement discussion and terms of any settlement, confidential unless NYLIFE consents in writing to the disclosure of such information, except that (i) the American Parties may disclose any information disclosed in any court-approved notice to investors in the NYLOG Partnerships or any other information distributed generally to such investors in connection with the NYLOG Litigation;
(ii) the American Parties may disclose such information if sought to be compelled by court order or administrative subpoena, provided that the American Parties promptly notify NYLIFE of the issuance or receipt of any such process and cooperate with NYLIFE to quash or otherwise seek the withdrawal of such process should NYLIFE determine to take such action; (iii) the American Parties shall have the right to make any disclosure required under applicable law as determined by their counsel, Baker & Botts, L.L.P. or, with respect to the financial statements of the American Parties, as determined by their auditors, Arthur Andersen LLP, in either of which case the American Parties shall give prompt prior notice to NYLIFE of their intention to





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disclose, and an opportunity to NYLIFE to review with the American Parties'
counsel and/or auditors, as the case may be, the propriety of disclosure; and
(iv) the American Parties may disclose such information (A) to their respective officers, directors, representatives, counsel, auditors and advisors who need to know such information for purposes of carrying out their duties and responsibilities to, or representation of, the American Parties and (B) if and to the extent that the failure to disclose such information would subject any of the American Parties to contempt or any other censure, penalty or similar liability.

                          (d)  The American Parties hereby agree and
acknowledge that any failure to provide, in all material respects, the full and prompt cooperation in the defense of the NYLOG Litigation, or any material breach of the confidentiality agreement as set forth in this Paragraph 4, shall be considered a complete breach of this Agreement and will void in its entirety the indemnification of judgments, settlements and costs of defense described in this Agreement, provided, however, that NYLIFE shall give written notice to the American Parties as provided herein of any such breach and the American Parties shall not be deemed to have breached this Agreement, and no provision of this Agreement shall be voided or terminated, unless the American Parties have failed or been unable to cure such breach within five (5) business days after receipt of such notice.




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                 5.        LIQUIDATION OF THE NYLOG PARTNERSHIPS.

                          (a)  If the general partners of the NYLOG
Partnerships elect to dissolve and liquidate the NYLOG Partnerships, both AEPCO and AX will cooperate fully in the orderly liquidation of the assets of the NYLOG Partnerships and the winding up of the affairs of those partnerships. Until any such liquidation process is complete, AEPCO shall remain as a general partner of the NYLOG Partnerships pursuant to the terms of the existing NYLOG partnership agreements, except as modified by the reduction of AEPCO's general partner interest to 5% and the elimination of the AEPCO's "promote," as described in paragraph 6. Furthermore, AX shall remain as operator of certain wells in which the NYLOG Partnerships own interests, performing all of the respective duties and obligations required of it under the pertinent agreements.

                          (b)  In connection with any liquidation of the NYLOG
Partnerships, either of the American Parties may make offers to purchase any or all of the properties of the NYLOG Partnerships, and, subject to (i) any procedures (including, without limitation, receipt of any consents it deems necessary) and advice of investment bankers, legal counsel, petroleum engineers or other experts which NYLIFE or NYLIFE Equity Inc. may choose to consult, and
(ii) NYLIFE Equity Inc.'s conclusive judgment as general partner of each NYLOG Partnership from which any American Party desires to purchase properties, any such sale and purchase shall be permitted if NYLIFE Equity Inc. determines it to be in the best interests of the partnership.




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                 6.       WAIVED RIGHTS.

                          (a)  In connection with any settlement reached in the
Shea litigation and the Grimshawe litigation the American Parties agree that, upon a sale of the assets of any of the NYLOG Partnerships in connection with the liquidation of those partnerships, AEPCO agrees, subject to paragraph 5 relating to AEPCO continuing as a general partner pursuant to the terms of the existing NYLOG partnership agreements, to, and hereby does, relinquish and waive any and all rights which it may have under the partnership agreements of the NYLOG Partnerships or otherwise, to receive any allocation of income or expense from any NYLOG Partnership attributable to AEPCO's interest as a general partner in such partnership, other than an allocation of 5% of all revenues (including revenues and related expenses attributable to all sales of partnership assets) from and after February 1, 1996. By this agreement, and subject to Paragraph 6(d), AEPCO acknowledges it relinquishes its "promoted interest" in revenues, from and after February 1, 1996, of each of the NYLOG Partnerships, whether "pre-Payout" or "post-Payout."

                          (b)  In the event that the settlement of the NYLOG
Litigation limits the distribution to AEPCO of any or all of the amount realized upon sale of the assets of the NYLOG Partnership that exceeds the portion of the settlement amount allocated to those assets as of the date agreed upon in the settlement, the American Parties hereby agree that AEPCO's interest in the portion of liquidation proceeds to which it may be entitled shall be reduced commensurately, provided, however, that in no case will




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AEPCO receive an amount less than 5% of the lesser of (i) the aggregate portion of the settlement amount allocated to the NYLOG assets and (ii) the aggregate amount (net of selling expenses) realized from the sale of such assets in liquidation of the NYLOG Partnerships.

                          (c)  Without regard to the terms of any settlement
agreement which may be entered into with respect to the NYLOG Litigation, the American Parties, do hereby relinquish and waive any and all rights which they may otherwise have arising from their ownership of interests as a limited partner (or assignee of a limited partner) in any NYLOG Partnership, other than the proportionate allocation of income and expense and proportionate distributions(s) of cash to which such limited partner would be entitled pursuant to the terms of any partnership agreement of a NYLOG Partnership upon liquidation of such NYLOG Partnership. The American Parties do hereby indicate their understanding that the benefit of any such settlement may not be extended to their officers and directors.

                          (d)  The obligations set forth in Paragraph 6(a)
shall be effective immediately upon the execution of a Memorandum of Understanding or a Stipulation of Settlement (whichever comes first) among counsel for the parties in the Shea litigation or Grimshawe litigation relating to the settlement of such litigation. In the event that the settlement of those actions is not consummated and/or not finalized for any reason, of which event NYLIFE shall give prompt, written notice to the American Parties, then the American Parties' obligations under Paragraphs 6(a), 6(b) and 6(c) hereof will terminate




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within three business days of the receipt of such notice, and the American
Parties will thereupon revert to their right to revenues and expenses as provided in the respective NYLOG Partnership agreements and all waivers and relinquishments made by any of the American Parties shall terminate and be null and void as if they had never taken effect.

                 7.        LIMITED INDEMNITY IN LIEU OF LIQUIDATION RESERVE.

                          (a)  In lieu of the establishment by any NYLOG
Partnership, or the general partners thereof, of any reserve for contingent liabilities in connection with any dissolution and liquidation of the NYLOG Partnerships, as contemplated by this Agreement, NYLIFE agrees to provide to the American Parties a limited indemnity, extending only to any and all matters for which any of the American Parties would be entitled to indemnification pursuant to (i) the terms of any partnership agreement of a NYLOG Partnership, or (ii) any valid and binding operating agreement to which either of the American Parties and any NYLOG Partnership are parties; provided, however, NYLIFE may determine to create a liquidation reserve in accordance with the Partnership Agreement of any of the NYLOG partnerships and applicable law.

The limited indemnity offered hereby shall commence, with respect to the NYLOG Partnerships as a group, on the date of the first sale of partnership assets in connection with any liquidation of such partnerships (the "First Sale Date") and shall, with respect to the indemnity offered hereby, be limited to a maximum amount equal to the sum of (i) one-half of the liabilities listed on
Schedule II hereto that exist at the First Sale Date




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and have not been satisfied, but not to exceed $1,250,000, and (ii) 5% of the aggregate liquidation sales price received (after selling expenses) for all properties and assets of the partnerships unless, at the time of the liquidation, NYLIFE and the American Parties agree on a different amount. It is understood and agreed that if the Schedule II liabilities of the American Parties exceed $1,250,000, such "excess" liabilities may be charged against the indemnification provided in clause (ii) of the preceeding sentence. If NYLIFE agrees to create a liquidation reserve to pay amounts otherwise indemnifiable under Paragraph 7(a) out of the available working capital or proceeds from the sale of assets, then its obligations to indemnify the American Parties of this Paragraph 7(a) shall be reduced commensurately. The limited indemnity provided for in this Paragraph 7 shall apply to (i) any actual or potential claims arising out of the items listed on Schedule II or as to which written notice is given to NYLIFE within 12 months of the final sale of partnership assets in connection with any liquidation of the NYLOG Partnerships, and (ii) as to claims relating to representations and warranties and/or indemnities, if any, made to purchasers in the liquidation sale of properties and assets, the period of time provided to such purchasers for making claims of indemnity, but in no case shall such period of limited indemnity extend longer than 18 months following the final sale of partnership assets in connection with any liquidation of the NYLOG Partnerships.

                          (b)  Notwithstanding anything to the contrary
contained herein, the indemnities contained in this Agreement are not intended to, and shall not be deemed to, cover any liabilities arising from, or any costs or expenses of defending or responding




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to, any investigations or inquiries conducted by state or federal regulatory agencies, departments or other governmental authorities, environmental claims, or any claims by vendors, purchasers of production or of third party producers (including, without limitation, claims of insufficient deliveries of production and gas imbalances), beyond the limited indemnity provided in Paragraph 7(a) hereof. In addition, nothing contained in this Agreement shall be construed to relinquish or waive any right or claim that any party hereto, or any of their affiliates, may have against any other party with respect to any matters relating to the NYLOG Partnerships. Nothing herein shall preclude the parties from agreeing, as part of a joint defense agreement, to defer and toll the time for asserting any such claims.

                 8.       GOVERNING LAW.

                          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REFERENCE TO CHOICE OF LAW RULES.

                 9.       ARBITRATION.

                 (a) Subject to Paragraph 1(c), any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York administered by the AAA under its Commercial Arbitration Rules, to the extent such rules are not inconsistent with the provisions




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         of this article, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                 (b) The arbitration shall be submitted to a panel (the "Panel") consisting of three neutral arbitrators.

                 (c) The arbitrators shall be selected my mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of the arbitrators within 30 days following receipt by one party of the other party's notice of arbitration, the arbitrators shall be selected from a list or lists of proposed arbitrators submitted by the AAA. The selection process shall be that which is set forth in the AAA commercial arbitration rules in effect on the date of this Agreement, except that, if the parties fail to select three arbitrators from one or more panels, AAA shall not have the power to make appointments but shall continue to submit additional panels until all three arbitrators have been selected. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of the arbitrators by agreement. If an arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

                 (d) The arbitrators shall be persons who are experienced and knowledgeable in the business of oil and gas production.





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                 (e)      The Panel may issue restraining orders or grant other
         equitable relief to maintain the status quo of a party pending the decision and award of the Panel or to prevent any party from incurring any irreparable harm or damage prior to the decision and award of the Panel. Nothing herein shall be construed to prevent any party from applying to a court of competent jurisdiction to confirm such restraining orders or other equitable relief.

                 (f) The parties may mutually agree as to pre-hearing discovery or, in the absence of such agreement, upon the request of any party, pre-hearing discovery may be conducted as the Panel shall determine.

                 (g) At a time fixed by the Panel, each party shall submit to the Panel a pre-hearing brief setting forth the issues in dispute and the basis, authority and reasons for its position. Each party shall submit to the Panel a reply brief within 30 days after submission of the other party's brief.

                 (h) The Panel shall not have the authority to award punitive, exemplary or treble damages under any circumstances.

                 (i) Each of NYLIFE, on the one hand, and the American Parties, on the other hand, shall bear one-half of the expense of the arbitration.

                 (j) The parties agree to instruct the Panel to render its decision within 30 days after termination of the hearing, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of




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         any damages awarded.  The decision of the majority of the Panel shall be final and binding.

                 10.      AMENDMENTS.

                          This Agreement may not be amended or otherwise
modified except by an instrument signed by all of the parties hereto.

                 11.      COUNTERPARTS.

                          This Agreement may be executed by one or more of the
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 12.      NOTICES.

                          All notices and other communications pursuant to this
Agreement shall be in writing (including by telecopy) and shall be deemed to have been duly given or made when delivered by hand, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to each of the parties as set forth on the signature pages to this Agreement or to such other address as may be hereafter notified by the respective parties thereto.

                 13.      SUPERSEDING OF PRIOR AGREEMENTS.

                          NYLIFE Securities Inc. (successor to New York Life
Securities Corp.) is executing this Agreement solely to evidence its agreement that this Agreement shall supersede and amend, for the limited purpose of effectuating the intent of this Agreement, any contrary or inconsistent obligation to indemnify that NYLIFE Securities




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may owe to any of the American Parties, or vice versa, under any of the Sales
Distribution Agreements executed by NYLIFE Securities Inc., NYLIFE Equity Inc. and American Exploration Production Company, with respect to any of the Indemnified Liabilities or obligations set forth by Paragraphs 1 and 2 above.

                 14.      ENTIRE AGREEMENT.

                          This written agreement represents the final and
entire agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

                 15. SEVERABILITY. If any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect.

                 16.      ENFORCEABILITY.

                          Each of NYLIFE, NYLIFE Securities Inc., AX and AEPCO
represents and warrants that it has duly executed and delivered this Agreement; each of NYLIFE and NYLIFE Securities Inc. represents and warrants that it has duly authorized this Agreement; and each of NYLIFE, NYLIFE Securities, AX and AEPCO represents and warrants that this Agreement constitutes its valid and binding obligation, and further that it will not (i) contest the validity or enforceability of this Agreement, (ii) take the position that this Agreement is not valid or enforceable, (iii) deny generally its liability under this Agreement or (iv) seek to have any provision of this Agreement declared




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invalid or illegal.  The parties further agree that specific performance of this Agreement may be sought in any state or federal court having jurisdiction to hear any dispute relating to this Agreement, and that any party may seek to enjoin any actual or threatened breach of this Agreement by order of any court.

         17.     NO WAIVER OR ADMISSION BY AX OR NYLIFE.

                 AX and NYLIFE are entering into this Agreement because they are each a named defendant in certain of the NYLOG Litigation and, in connection therewith, they desire to enter into the obligations provided for each, respectively, and to enjoy the benefit of the rights in favor of each, respectively, provided pursuant to this Agreement. Notwithstanding the foregoing, the parties acknowledge that neither AX nor NYLIFE is a general partner to any of the NYLOG Partnerships and that, by its execution, delivery and performance of this Agreement, AX does not assume any obligations of AEPCO as a corporate general partner, nor does NYLIFE assume any obligations of NYLIFE Equity, Inc. as a corporate general partner, of the NYLOG Partnerships. Nothing contained in this Agreement is intended to nor shall be construed to negate the separate corporate existence of AEPCO and AX and/or of NYLIFE Equity, Inc. and NYLIFE.




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                 IN WITNESS WHEREOF, the parties have entered into this
Agreement as of the date first written above.

                                        AMERICAN EXPLORATION COMPANY




                                        By:        /s/ MARK ANDREWS
                                            ------------------------------------
                                            Name:  Mark Andrews
                                            Title: Chairman and CEO

                                        Address:  1331 Lamar, Suite 900
                                                  Houston, Texas 77010
                                                  Telecopy No. (713)
                                                                    ------------
                                                  Attention:
                                                            --------------------






                                        AMERICAN EXPLORATION PRODUCTION
                                        COMPANY

                                        By:       /s/ MARK ANDREWS
                                           -------------------------------------
                                           Name:  Mark Andrews
                                           Title: Chairman and CEO

                                        Address:  1331 Lamar, Suite 900
                                                  Houston, Texas 77010
                                                  Telecopy No. (713)
                                                                   -------------
                                                  Attention:
                                                            --------------------




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

                                        NYLIFE INC.



                                        By:       /s/ ALICE T. KANE
                                           ------------------------------------
                                           Name:  Alice T. Kane
                                           Title: Executive Vice President

                                        Address:  51 Madison Avenue
                                                  New York, New York 10010
                                                  Telecopy No. (212)
                                                                    ------------

                                                  Attention:
                                                            --------------------





                                        NYLIFE SECURITIES INC.



                                        By:       /s/ RICHARD A. TOPP
                                           -------------------------------------
                                           Name:  Richard A. Topp
                                           Title: President and CEO

                                        Address:  51 Madison Avenue
                                                  New York, New York 10010
                                                  Telecopy No. (212)
                                                                    ------------

                                                  Attention:
                                                            --------------------




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                                                                      SCHEDULE I


                           LIST OF NYLOG PARTNERSHIPS

1.       NYLOG I          a.  New York Life Oil & Gas Producing Properties
                              I-A, Ltd. ("NYLOG I-A");

                          b. New York Life Oil & Gas Producing Properties I-B, Ltd. ("NYLOG I-B");

                          c. New York Life Oil & Gas Producing Properties I-C, Ltd. ("NYLOG I-C");

                          d. New York Life Oil & Gas Producing Properties I-D, Ltd. ("NYLOG I-D");

2.       NYLOG II         a.  New York Life Oil & Gas Producing Properties
                              II-A, Limited Partnership ("NYLOG II-A");

                          b. New York Life Oil & Gas Producing Properties II-B, Limited Partnership ("NYLOG II-B");

                          c. New York Life Oil & Gas Producing Properties II-C, Limited Partnership ("NYLOG II-C");

                          d. New York Life Oil & Gas Producing Properties II-D, Limited Partnership ("NYLOG II-D");

                          e. New York Life Oil & Gas Producing Properties II-E, Limited Partnership ("NYLOG II-E");

                          f. New York Life Oil & Gas Producing Properties II-F, Limited Partnership ("NYLOG II-F");

                          g. New York Life Oil & Gas Producing Properties II-G, Limited Partnership ("NYLOG II-G");




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3.      NYLOG III         a.  New York Life Oil & Gas Operating Producing
                              Properties III-A, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-A, Limited Partnership (jointly "NYLOG III-A");

                          b. New York Life Oil & Gas Operating Producing Properties III-B, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-B, Limited Partnership (jointly "NYLOG III-B");

                          c. New York Life Oil & Gas Operating Producing Properties III-C, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-C, Limited Partnership (jointly "NYLOG III-C");

                          d. New York Life Oil & Gas Operating Producing Properties III-D, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-D, Limited Partnership (jointly "NYLOG III-D");

                          e. New York Life Oil & Gas Operating Producing Properties III-E, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-E, Limited Partnership (jointly "NYLOG III-E");

                          f. New York Life Oil & Gas Operating Producing Properties III-F, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-F, Limited Partnership (jointly "NYLOG III-F");

                          g. New York Life Oil & Gas Operating Producing Properties III-G, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-G, Limited Partnership (jointly "NYLOG III-G");

                          h. New York Life Oil & Gas Operating Producing Properties III-H, Limited Partnership and New York Life Oil & Gas Net Profits Producing Properties III-H, Limited Partnership (jointly "NYLOG III-H");




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                     LIST OF NYLOG PRODUCTION PARTNERSHIPS

1.       NYLOG I          a.  New York Life Oil & Gas Production
                              Partnership I-A ("Production Partnership
                              I-A");

                          b.  New York Life Oil & Gas Production
                              Partnership I-B ("Production Partnership I-B");

                          c.  New York Life Oil & Gas Production
                              Partnership I-C ("Production Partnership I-C");

                          d.  New York Life Oil & Gas Production
                              Partnership I-D ("Production Partnership I-D");

2.       NYLOG II         a.  New York Life Oil & Gas Production
                              Partnership II-A ("Production Partnership II-A");

                          b.  New York Life Oil & Gas Production
                              Partnership II-B ("Production Partnership II-B");

                          c.  New York Life Oil & Gas Production
                              Partnership II-C ("Production Partnership II-C");

                          d.  New York Life Oil & Gas Production
                              Partnership II-D ("Production Partnership II-D");

                          e.  New York Life Oil & Gas Production
                              Partnership II-E ("Production Partnership II-E");

                          f.  New York Life Oil & Gas Production
                              Partnership II-F ("Production Partnership II-F");

                          g.  New York Life Oil & Gas Production
                              Partnership II-G ("Production Partnership II-G");

3.       NYLOG III        a.  New York Life Oil & Gas Operating Production
                              Partnership III-A ("Operating Production
                              III-A") and New York Life Oil & Gas Net
                              Profits Production Partnership III-A ("Net
                              Profits Production III-A");




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                          b.  New York Life Oil & Gas Operating Production
                              Partnership III-B ("Operating Production III-B") and New York Life Oil & Gas Net Profits Production Partnership III-B ("Net Profits Production III-B");

                          c. New York Life Oil & Gas Operating Production Partnership III-C ("Operating Production III-C") and New York Life Oil & Gas Net Profits Production Partnership III-C ("Net Profits Production III-C");

                          d. New York Life Oil & Gas Operating Production Partnership III-D ("Operating Production III-D") and New York Life Oil & Gas Net Profits Production Partnership III-D ("Net Profits Production III-D");

                          e. New York Life Oil & Gas Operating Production Partnership III-E ("Operating Production III-E") and New York Life Oil & Gas Net Profits Production Partnership III-E ("Net Profits Production III-E");

                          f. New York Life Oil & Gas Operating Production Partnership III-F ("Operating Production III-F") and New York Life Oil & Gas Net Profits Production Partnership III-F ("Net Profits Production III-F");

                          g. New York Life Oil & Gas Operating Production Partnership III-G ("Operating Production III-G") and New York Life Oil & Gas Net Profits Production Partnership III-G ("Net Profits Production III-G");

                          h. New York Life Oil & Gas Operating Production Partnership III-H ("Operating Production III-H") and New York Life Oil & Gas Net Profits Production Partnership III-H ("Net Profits Production III-H").




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                                                                     SCHEDULE II

Set forth below is a description of liabilities, contingent liabilities and claims, pending or threatened, of which the American Parties are aware on the date hereof relating to the NYLOG Partnerships. By the listing of such contingent liabilities and claims, the American Parties are in no way admitting the validity of such contingent liabilities or claims or otherwise admitting they, the NYLOG partnerships, or the general partners thereof, are responsible for such contingent liabilities or claims.

The description below does not attempt to list those items properly chargeable to the NYLOG partnerships pursuant to the terms of the NYLOG partnership agreements, including but not limited to capital expenditures, operating expenses (including general and administrative expenses and production related expenses) and liquidation-related expenses.